NEWS RELEASE

CONE MIDSTREAM TO PARTICIPATE
IN NAPTP MLP INVESTOR CONFERENCE
CANONSBURG, PA - May 19, 2015 . . . CONE Midstream Partners LP (NYSE: CNNX) today announced that members of its executive management team will participate in the 2015 National Association of Publicly Traded Partnerships (“NAPTP”) Investor Conference on May 21-22.
John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the “General Partner”) will give a presentation of the company’s operations and recent activities on Friday, May 22, at 10:45 a.m. Eastern Time. An audio webcast of the presentation will be available at http://wsw.com/webcast/naptp8/cnnx/. A link to the webcast and the slides used in the presentation will be posted on the “Events and Presentations” page of the CNNX website, www.conemidstream.com, prior to the start of the conference.

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CONE Midstream Partners is a master limited partnership formed by CONSOL Energy, Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.